Exhibit 99.1
Terayon Announces Expected Restatement of Prior Periods
Santa Clara, California – March 1, 2006 – Terayon Communication Systems, Inc. (NASDAQ: TERNE) today announced that the Audit Committee of the Board of Directors has concluded that the Company’s consolidated financial statements for the year ended December 31, 2004 and for the four quarters of 2004 and the first two quarters of 2005 should no longer be relied upon and will be restated. This conclusion was based in part on the final results of the previously announced Audit Committee inquiry. The inquiry focused on the circumstances surrounding the timing of revenue recognition in the second half of 2004 from a customer of the Company. The principal findings of the inquiry were: that there was no intent by Company personnel to recognize revenue in contravention of what Company personnel understood to be the applicable accounting rules at the time; that Company personnel nevertheless did not consider or sufficiently focus on the application of certain relevant accounting rules; and that there was no intent by Company personnel to mislead the Company’s auditors or engage in other wrongful conduct. The Audit Committee inquiry noted that counsel was not able to interview a senior official of the customer involved in the transaction. Based on the results of the inquiry, the Audit Committee did not recommend any actions against current or former Company personnel. The Audit Committee and management are continuing to consider possible enhancements to the Company’s internal controls in light of the results of the Audit Committee inquiry.
The Audit Committee and management have reviewed the Company’s revenue recognition practices and policies with respect to the delivery of certain products and services (including the development and customization of software) to a single customer under a series of contractual arrangements. Management and the Audit Committee have also discussed management’s conclusions with Stonefield Josephson, Inc., the Company’s independent auditor. It was previously determined under the SEC Staff Accounting Bulletin 104, “Revenue Recognition,” that revenue under this series of contractual arrangements was to be recognized in two phases

Terayon Announces Expected Restatement of Prior Periods

under two separate revenue arrangements. Based on the guidance under American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, “Software Revenue Recognition,” and SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” management has determined that this series of contractual arrangements should have been treated as a single contract, and therefore a single revenue arrangement for accounting purposes.
Using the completed-contract method as indicated under SOP 81-1, all revenue from this series of contractual arrangements should have been deferred until the completion of all Company obligations under these arrangements in the fourth quarter of 2005. Accordingly, revenue recognized in the third and fourth quarters of 2004 and in the first two quarters of 2005 under this series of contractual arrangements should be deferred to the fourth quarter of 2005. Also, under SOP 81-1 in relation to contract costs, expenses previously recognized in each quarter of 2004 and in the first two quarters of 2005 should be deferred to the fourth quarter of 2005.
The Company has also reviewed its revenue recognition policies relating to the recognition of the sales of software and other products bundled with post customer service contracts and has considered the guidance under SOP 97-2, Financial Accounting Standards Board Technical Bulletin 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts,” as well as Financial Accounting Standards Board, Emerging Issues Task Force 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” in relation to multiple-element revenue arrangements. Under this guidance management has determined that during 2004, the Company did not establish vendor specific objective evidence for its post contract service revenue element as it related to digital video customer service. Consequently, management anticipates an additional deferral of revenue from each quarter of 2004 in which the revenue was recognized, in order to recognize the revenue from software bundled with post customer service contracts over the life of the customer service contract period.
The actual amounts of revenue and expenses to be deferred are being reviewed by the Company and its independent auditors. The restatement will have no impact on the Company’s cash balances for the restated periods. There can be no assurance that the Company or its

Terayon Announces Expected Restatement of Prior Periods

independent auditors will not identify additional issues or other considerations in connection with the restatement and continuing review, and that these issues or considerations will not require additional adjustments to the Company’s prior financial results for one or more prior annual or quarterly periods.
The filing of the Company’s Form 10-Q for the quarter ended September 30, 2005 will be further delayed pending the completion of the restated consolidated historical financial statements. Because of the delay in filing the Form 10-Q, the Company is not in compliance with The Nasdaq Stock Market’s continued listing requirement set forth in Nasdaq Marketplace Rule 4310(c)(14). As previously announced, the Company received letters from The Nasdaq Stock Market dated November 17, 2005 and January 4, 2006 regarding the Company’s failure to file its Form 10-Q for the quarter ended September 30, 2005, and its failure to solicit proxies and hold an annual meeting of shareholders on or before December 31, 2005, respectively. On January 17, 2006, a NASDAQ Listing Qualifications Panel agreed to continue the listing of the Company’s common stock on The Nasdaq National Market subject to three conditions: (1) on or before January 31, 2006, the Company was required to provide NASDAQ with certain information related to the Audit Committee’s inquiry; (2) on or before March 31, 2006, the Company must file the Form 10-Q for the quarter ended September 30, 2005 and all required restatements; (3) on or before March 31, 2006, the Company must file the proxy statement for the 2005 annual meeting, with a record date set and a meeting to be held as soon thereafter as possible. While the Company provided NASDAQ with a response to questions relating to the internal accounting review on January 31, 2006 and is making every effort to comply with the remaining requirements, there can be no assurance that the Company will be able to do so within the Panel’s deadlines, or that the Company’s common stock will continue to be listed on the Nasdaq National Market.
Management and the Audit Committee have concluded that the restatement constitutes a material weakness within the meaning of the PCAOB’s Audit Standard No. 2. In addition to this material weakness, additional control deficiencies may be identified which individually or in the aggregate may constitute additional material weaknesses. Management and the Audit Committee are continuing to evaluate whether there are additional material weaknesses.

Terayon Announces Expected Restatement of Prior Periods

Additionally, the Company has engaged a financial advisor, Chanin Capital Partners, to explore alternatives with respect to restructuring its outstanding 5% Convertible Subordinated Notes due 2007. The Notes currently outstanding have an aggregate principal amount of $65 million. As previously announced, on January 12, 2006, the Company received a letter from holders of more than 25% in aggregate principal amount of Notes outstanding providing written notice to the Company that it is in default based on the Company’s failure to file its Form 10-Q for the quarter ended September 30, 2005. If the default is not cured within 60 days of this notice, March 13, 2006, an event of default will occur and the trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding, upon notice to the Company, may accelerate the maturity of the Notes and declare the entire principal amount of the Notes, together with all accrued and unpaid interest thereon, to be due and payable immediately.
The Company previously announced in November 2005 that the SEC had initiated an informal inquiry with regard to the subject matter of the Company’s accounting review. The Company understands that the SEC has since issued a formal order of investigation with regard to this matter. The Company has been and is continuing to cooperate fully with the SEC.
Meaningful Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained in this press release, the matters discussed in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements relating to the review of Terayon’s accounting policies, the timing, nature and expected outcome of Terayon’s accounting review and restatement process, audit and review of consolidated financial statements, new determinations and calculations which may result in additional restatements or may delay the filing of one or more periodic reports with the SEC, statements relating to the engagement of a financial adviser to explore alternatives with respect to the convertible notes, the delisting of the Company’s common stock from the Nasdaq National Market in the event the Company does not comply with one or more of the Panel’s conditions and is unable to secure an additional extension from the Panel, and other statements that are not historical facts. There can be no assurance that the restatements or subsequent processes or filings will be completed timely, that any modifications or changes can be timely or effectively implemented, that errors or internal

Terayon Announces Expected Restatement of Prior Periods

control deficiencies or material weaknesses will not be identified during the preparation, audit or review of annual or quarterly consolidated financial statements or that additional adjustments for other periods will not be required. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing and results of the ongoing accounting review into possible additional accounting errors, whether the Company’s former independent auditor agrees with the Company’s and Stonefield Josephson’s conclusions regarding the need for and the extent to which prior periods should be restated and agrees to reaudit the Company’s historical financial statements, the possibility that prior periods may need to be audited by Stonefield Josephson if the Company’s former independent auditor does not agree with the conclusions, the timing of the filing of Terayon’s Form 10-Q for the third quarter of fiscal year 2005, the adverse effect on liquidity and the Company’s business if the event of default is not cured by March 13, 2006, the timing and filing of Terayon’s proxy statement for its next annual shareholders meeting, the need for and effective implementation of any corrective actions in connection with Terayon’s accounting practices or internal control deficiencies or material weaknesses, the timing and extent of any restatement of prior financial results and subsequent processes or filings, the identification of other errors in prior annual or quarterly periods or internal control deficiencies or material weaknesses during the preparation, audit or review of annual or quarterly consolidated financial statements, the need for adjustments for other periods, the timing and extent of the reaction to any such restatement by Terayon’s stockholders, bondholders and customers, as well as changes in economic, business, competitive, technological and/or regularly factors and trends. In addition, the Company’s financial results and stock price may suffer as a result of this review, the restatement process, any delay in filing periodic reports with the SEC, the delisting of our common stock and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process. Additional factors that may affect future results are contained in Terayon’s SEC reports, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, particularly in the “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections. Such filings are available at the SEC’s website www.sec.gov. Terayon disclaims any obligation or intent to update and revise the statements contained in this release based on new information or otherwise.

Terayon Announces Expected Restatement of Prior Periods

About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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